Exhibit 99.1

Contacts:

Richard D. Katz, M.D. SVP, Finance and Corporate Development; Chief Financial Officer Icagen, Inc.	Francesca T. Devellis Senior Vice President Feinstein Kean Healthcare 245 First Street; 14th Floor Cambridge, MA 02142

(919) 941-5206	(617) 577-8110
rkatz@icagen.com	Francesca.devellis@fkhealth.com

FOR IMMEDIATE RELEASE:

ICAGEN REPORTS RECEIPT OF NOTIFICATION FROM NASDAQ REGARDING NON-COMPLIANCE WITH CONTINUED LISTING REQUIREMENTS

RESEARCH TRIANGLE PARK, NC, October 30, 2006 – Icagen, Inc. (NASDAQ: ICGN) reported today that on October 27, 2006 the Company received a notification from the NASDAQ Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5) (the “Rule”). Icagen, in accordance with NASDAQ Marketplace Rule 4450(e)(2), has been provided 180 calendar days, or until April 25, 2007, to regain compliance. To regain compliance, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days at any time before April 25, 2007.

If the Company does not regain compliance with the Rule by April 25, 2007, the Company will be notified that its securities will be delisted. At that time, the Company may appeal NASDAQ’s determination to delist its securities to a Listing Qualifications Panel. Alternatively, the Company also may consider applying to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in NASDAQ Marketplace Rule 4310(c). If its application is approved, the Company will be afforded the remainder of The NASDAQ Capital Market’s second 180 calendar day grace period in order to regain compliance while on The Nasdaq Capital Market.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company’s four most advanced programs are:

—	ICA-17043 for sickle cell disease, for which the Company is conducting a Phase III clinical trial;

—	lead compounds for epilepsy and neuropathic pain, for which the Company is conducting preclinical studies;

—	a compound for atrial fibrillation, for which the Company’s collaborator Bristol-Myers Squibb Company is conducting preclinical studies; and

—	lead compounds for dementia, including Alzheimer’s disease, for which the Company’s collaborator Astellas Pharma Inc. is conducting preclinical studies, and lead compounds for attention deficit/hyperactivity disorder, which were derived from the collaboration and for which the Company is conducting preclinical studies.

Icagen is also conducting ongoing drug discovery programs focused on new therapeutics for pain disorders, inflammatory disorders and glaucoma.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. These risk factors include risks as to whether the Company’s products will advance in the clinical trials process, the timing of such clinical trials, whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials, whether the clinical trial results will warrant continued product development, whether and when, if at all, the Company’s products, including ICA-17043, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such products receive approval, whether they will be successfully marketed; the Company’s history of net losses and how long the Company will be able to operate on its existing capital resources; the Company’s ability to maintain compliance with NASDAQ’s continued listing requirements; and the Company’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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